Exhibit 4(e)

Form of Global Variable Rate Note with Optional Redemption and Repayment Provisions

THIS NOTE IS A GLOBAL NOTE (“GLOBAL NOTE”) WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE TO THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE FOR DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

(Form of Face of Note)

AMERICAN EXPRESS COMPANY

Variable Rate Senior Note due

No.	($) (if not in	CUSIP:
	U.S. dollars specify	ISIN:
currency)

          AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of          (Dollars) (if not in U.S. dollars specify currency) on          , and to pay interest thereon from          , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on          and          in each year, commencing          , and at maturity, at the rate per annum specified herein, until the principal hereof is paid or made available for payment (and, in the case of a default in the payment of principal or interest, at the rate        % per annum on such overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on such overdue interest which shall accrue from the date of such default to the date payment of such principal or interest has been made or duly provided for). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on          or          , as the case may be, next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on          or          , as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than ten (10) days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the said Indenture. Payment of the principal of (and premium, if any) and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of          ,          or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in          , in such coin or currency of the (United States of America) (if foreign currency, insert relevant country) as at the time of payment is legal tender for payment of public and private debts (if composite currency, insert “in units of (composite currency)”) (if for foreign currency or composite currency, insert the following language: “equal to the U.S. dollar equivalent thereof determined in such manner as described on the reverse hereof’) (if holder can elect foreign currency or composite currency, insert the following language: “(or, if the holder of the Note shall elect to be paid in the (relevant currency), as provided below, in (relevant currency)”); provided, however, that at the option of the Company payment of interest may be made (subject to collection) by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register.

          (If holder can elect foreign currency or composite currency, insert the following language: “The holder may elect to receive payment of the principal of or interest on this Note in (relevant country’s currency) by filing a written request for such payment with the corporate trust office of the Trustee, prior to the relevant Record Date in the case of any payment of interest and at least fifteen (15) days prior to the due date in the case of payment of principal. The holder may elect to receive (relevant currency) for all principal and interest payments and need not file a separate election form for each payment. Such election shall remain in effect until changed by written notice to the Trustee prior to the Record Date in the case of payment of interest and at least fifteen (15) days prior to the due date in the case of payment of principal”) (if for composite currency, insert the following language: “If the (composite currency) ceases to be used both within the          monetary system and for the settlement of transactions by public institutions of or within the communities, then with respect to each date for the payment of interest or principal of this Note occurring after the last date on which the (composite currency) was so used, the U.S. dollar shall be the currency of payment. The U.S. dollar amount to be paid by the Company to the Trustee and by the Trustee to the holder of this Note with respect to such payment date shall be the U.S. dollar equivalent of the (composite currency) as determined by          prior to the payment date.”)

          (Interest on this Note is payable, to the extent permitted by law, at the rate of          basis points above the          day Treasury Bill Rate, such interest rate to be adjusted on the calendar day following each day Treasury Bill auction, provided that (i) the interest rate in effect for the period from          through the date of the first          -day Treasury Bill auction after such date shall be based upon the results of the most recent          -day Treasury Bill auction prior to such date; and (ii) the interest rate in effect for the          days immediately prior to the date on which this Note is scheduled to mature shall be based upon the results of the most recent           -day Treasury Bill auction held prior to the          day preceding the date on which this Note is scheduled to mature. The “          -day Treasury Bill Rate” shall mean the weighted average per annum discount rate for direct obligations of the United States with a maturity of          weeks (“          -day Treasury Bills”) expressed as a bond equivalent on the basis of a year of 365 or 366 days and applied on a daily basis at the applicable          -day Treasury Bill auction as published by Reuters or any successor service or (if not so published) as published by the Board of Governors of the Federal Reserve System or (if not so published) as reported by the Department of the Treasury or any Federal Reserve Bank or United States Government department or agency.

          In the event that the          -day Treasury Bill Rate ceases to be published or reported as provided above, then the rate of interest in effect at the time of the last such publication or report will remain in effect until such time, if any, as such Treasury Bill Rate shall again be so published or reported.)

          (Provisions, alternative to those in the two foregoing paragraphs, for the determination of the interest rate.)

          The interest rate applicable to each          will be determined as promptly as practicable by the Company as described herein and the Company will furnish the Trustee with an Officers’ Certificate setting forth the interest rate applicable to each          promptly after such rate has been determined. The resulting rate will be rounded to the nearest five decimal places.

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall for all purposes have the same effect as if set forth in this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

AMERICAN EXPRESS COMPANY

By

President
Attest:

Secretary

TRUSTEE’S CERTIFICATE
OF AUTHENTICATION

This is one of the Securities described
in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON
          As Trustee

By

Authorized Signatory

(Form of Reverse of Global Note)

AMERICAN EXPRESS COMPANY

No.	Variable Rate Senior Note due

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, which series is limited in aggregate principal amount to ($)         (if not in U.S. dollars, specify currency) (except as provided in the Indenture hereinafter mentioned), all such Securities issued and to be issued under an indenture dated as of August 1, 2007, between the Company and The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, (as supplemented from time to time) (the “Indenture”), to which Indenture and all (other) indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated therein as Variable Rate Senior Notes due          (the “Notes”). Additional notes on the same terms and conditions and with the same CUSIP number as those of the Notes may be issued by the Company without the consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

(Insert provisions regarding payment in other currency if series is not denominated in U.S. dollars.)

(REDEMPTION ALTERNATIVE 1)

          (The Notes may not be redeemed at the option of the Company before          . On and after that date and prior to Stated Maturity the Company may, at its option, redeem the Notes, either as a whole or from time to time in part, at the redemption price of 100% of the principal amount of the Notes being redeemed, together with accrued interest to the date fixed for redemption.)

(REDEMPTION ALTERNATIVE 2: REDEMPTION AND REPAYMENT OPTION)

          (If on any date on which a          -day Treasury Bill Rate is to be determined, such rate is for any reason not determinable as provided on the face hereof, (a) the rate of interest in effect at the time a          -day Treasury Bill Rate becomes indeterminable shall remain in effect until a new          -day Treasury Bill Rate may be determined as provided on the face hereof; (b) the Company, at its option, may redeem the Notes in whole or from time to time in part, at a redemption price equal to (insert appropriate redemption prices and table, if any), together in the case of any such redemption with accrued interest to the date fixed for redemption, such right of redemption to be exercisable until          ; (c) the Notes shall be subject to repayment in whole or in part on any          or          , in increments of ($) (if not in U.S. dollars, specify currency)          or          multiples of ($) (if not in U.S. dollars, specify currency)          in excess of ($) (if not in U.S. dollars, specify currency)          , provided that the portion of the principal amount of any Note not being repaid shall be at least ($) (if not in U.S. dollars, specify currency)          , at the option of the Holders of Notes, at a price equal to (insert appropriate repayment prices and table, if any) (the “Repayment Price”), together with interest payable to the date of repayment, such option to be exercisable until               ; and (d) the Company will promptly notify the Holders of Notes to the effect set forth in (b) and (c) above and deliver an Officers’ Certificate to the Trustee for the Notes certifying as to its inability to determine the          -day Treasury Bill Rate.)

          (This Note is (also) subject to repayment in whole or in part on any          or          , commencing on          , in increments of ($) (if not in U.S. dollars, specify currency)          or multiples of ($) (if not in U.S. dollars, specify currency) in excess of ($) (if not in U.S. dollars, specify currency)          , provided that the portion of the principal amount of any Note not being repaid shall be at least ($) (if not in U.S. dollars, specify currency)          , at the option of the Holder hereof at a price equal to (insert appropriate repayment prices and table, if any) (the “Repayment Price”), together with interest payable to the date of repayment.)

          (Notwithstanding any other provision of the Indenture, the Holder of any Note so completed and received shall have the right, which is absolute and unconditional, to receive payment of the Repayment Price and interest on such Note on the          or          , as the case may be, following the receipt of such form of notice by the Company and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In any case where such          or          shall not be a Business Day, then (notwithstanding any other provision of the Indenture or the Notes) payment of the Repayment Price and interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no interest shall accrue for the period from and after such date.)

          (For this Note to be repaid at the option of the Holder, the Company must receive at its office or agency in the City of          , or, at the option of the Holder, at the office or agency of the Company in          ,          or at such additional place or places as the Company shall from time to time notify the Holder of this Note, on or before the          or          , or if such          or          is not a Business Day, the next succeeding Business Day, but not earlier than the          or          prior to the          or          on which the repayment price will be paid (i) this Note, with the form entitled “Option to Elect Repayment” below duly completed, or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the amount of such Note to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled “Option to Elect Repayment” on the reverse thereof duly completed will be received by the Company no later than five (5) Business Days after the date of such facsimile transmission or letter, and such Note and form duly completed are received by the Company by such fifth (5th) Business Day. Either form of notice duly received on or before the          or          preceding any such          or          shall be irrevocable. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repayment will be determined by the Company, whose determination shall be final and binding.)

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register, not less than 30 days nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          (Insert any alternate redemption provisions)

          (The Indenture contains provisions for defeasance and discharge (at the Company’s option) of (either) the entire principal of all the Securities of any series or of certain covenants in the indenture upon compliance by the Company with certain conditions set forth therein.)

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to such series. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of          ,          , or, at the option of the Holder, at the office or agency of the Company maintained for that purpose in          , or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Transfer of this Note will automatically transfer the warrant to purchase debt securities attached hereto (until the Detachable Date as set forth in such warrant).

          The Notes are issuable only in registered form without coupons in denominations of ($) (if not in U.S. dollars, specify currency)          and any multiple of ($) (if not in U.S. dollars, specify currency)          . As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

(FORM OF OPTION TO ELECT REPAYMENT)

Option to Elect Repayment

          The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

(Please Print or Typewrite Name and Address of the Undersigned)

          For this Note to be repaid the Company must receive at its office or agency in the City of          ,          , or, at the option of the Holder, at the Office or Agency of the Company in the Borough of Manhattan, The City of New York, or at such additional place or places of which the Company shall from time to time notify the Holder of the within Note, on or before the            or            , or, if such           or          is not a Business Day, the next succeeding Business Day, but not earlier than the          or          prior to (insert provisions with respect to repayment date or dates) (i) this Note with this “Option to Elect Repayment” form duly completed or (ii) a facsimile transmission or letter from a member of a national securities exchange or the Financial Industry Regulatory Authority or a commercial bank or a trust company in the United States of America setting forth the name of the Holder of the Note, the principal amount of the Note, the amount of the Note to be repaid, a statement that the option to elect repayment is being made thereby and a guarantee that the Note to be repaid with the form entitled “Option to Elect Repayment” on the reverse of the Note duly completed will be received by the Company not later than five (5) Business Days after the date of such facsimile transmission or letter, and such Note and form duly completed are received by the Company by such fifth (5th) Business Day.

          If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be ($) (if not in U.S. dollars, specify currency)          or an integral multiple of ($) (if not in U.S. dollars, specify currency)            in excess of ($) (if not in U.S. dollars, specify currency)            which the Holder elects to have repaid: ($) (if not in U.S. dollars, specify foreign currency)           and specify the denomination or denominations (which shall be ($) (if not in U.S. dollars, specify currency)          or multiple of ($) (if not in U.S. dollars, specify foreign currency)          in excess ($) (if not in U.S. dollars, specify currency)          of the Note or Notes to be issued to the Holder for the amount of the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ($) (if not in U.S. dollars, specify currency)          .

Dated:

Note: The signature of this Option to Elect Repayment must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any other change whatsoever.